SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934


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/  /  Soliciting Material Pursuant toss.240.14a-12


                          EXCELSIOR INCOME SHARES, INC.
                          -----------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)     Title of each class of securities to which transaction applies:
        Common Stock, par value $.01 per share
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

                          EXCELSIOR INCOME SHARES, INC.
                                 d/b/a EIS FUND
                                EXECUTIVE OFFICES
                              114 West 47th Street
                               New York, NY 10036



April 27, 2001

Dear Shareholder:

We think you should be aware of several recent developments regarding the Fund and the actions of certain of its shareholders. The Fund held its annual meeting of shareholders on April 17, 2001. Mr. Ron Olin, a beneficial owner of approximately 26% of the Fund's outstanding shares, chose not to vote his shares at the meeting. As a result, the Fund did not have a sufficient number of votes present in order to conduct business at the meeting and adjourned the meeting until April 24, 2001. Ralph Bradshaw, a shareholder who serves on several boards with Mr. Olin and who initiated a proxy contest in an effort to elect five persons designated by him to your Fund's Board of Directors, was present at and participated in both the April 17th meeting and the April 24th meeting. During the course of the April 24th meeting, Mr. Bradshaw indicated that he was withdrawing the proxies he had previously submitted to the Fund. The Fund believes that the actions taken to date by Mr. Olin and Mr. Bradshaw are not in the best interests of the Fund's other shareholders and will result in unnecessary delay and significant expense in obtaining shareholder action on matters presented at the annual meeting.

We previously sent you a letter indicating that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm, recommends that shareholders vote in favor of all of management's proposals. We urge you to read the letter.

It is extremely important that all shares be voted. If you have not already voted, or have returned a green proxy card, please take a moment to vote today in support of your Fund's management on the enclosed WHITE proxy card. Even if you have previously returned your signed WHITE proxy card, we urge you to submit a new WHITE proxy card. If you have previously returned a green proxy card, submission of your signed WHITE proxy card will revoke your prior vote.

Thank you for your cooperation.

Sincerely,

EIS FUND


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   If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Georgeson Shareholder Communications Inc.:
                            TOLL FREE: 1-800-223-2064
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